UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 14, 2016

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ALBEMARLE CORPORATION
(Exact name of Registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4350 Congress Street, Suite 700, Charlotte, North Carolina		28209
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code
(980) 299-5700
Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On December 14, 2016, Albemarle Corporation (the "Company") completed the previously announced sale of its Chemetall Surface Treatment business to BASF SE in consideration of approximately $3.2 billion in cash, less estimated purchase price adjustments, pursuant to the terms of the Share Purchase Agreement dated June 17, 2016 among the Company and BASF SE. The pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(b)     Pro Forma Financial Information.

Unaudited pro forma condensed consolidated balance sheet as of September 30, 2016 and unaudited pro forma     consolidated statements of income for the nine months ended September 30, 2016 and year ended December 31, 2015 are filed as Exhibit 99.1 and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2016

ALBEMARLE CORPORATION

By:	/s/ Scott A. Tozier
Scott A. Tozier
Executive Vice President and Chief Financial Officer